Exhibit 5.1
Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
September 8, 2008
Ladenburg Thalmann Financial Services Inc.
4400 Biscayne Boulevard, 12th Floor
Miami, Florida 33137
Dear Sirs:
     Reference is made to the Registration Statement on Form S-3 (“Registration Statement”) filed by Ladenburg Thalmann Financial Services Inc. (“Company”), a Florida corporation, under the Securities Act of 1933, as amended (“Act”), with respect to an aggregate of 12,127,898 shares of common stock, par value $.0001 per share (“Common Stock”), to be offered for resale by certain shareholders (“Selling Shareholders”) of which 7,993,387 shares of Common Stock are issued and outstanding and 4,134,511 shares of Common Stock are issuable to the Selling Shareholders if certain performance targets are met.
     We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.
     Based upon the foregoing, it is our opinion that:
     1. The shares of Common Stock issued and outstanding held by the Selling Shareholders have been duly authorized and legally issued, and are fully paid and nonassessable.
     2. The shares of Common Stock to be issued by the Company to the Selling Shareholders if certain performance targets are met have been duly authorized and, when issued, will be legally issued, fully paid and nonassessable.
     In giving this opinion, we have assumed that all certificates for the Company’s shares of Common Stock will be duly executed on behalf of the Company by the Company’s transfer agent and registered by the Company’s registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.
     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,
/s/ Graubard Miller